EXHIBIT 3.2


                               AURA SYSTEMS, INC.

                                    BY- LAWS


                               ARTICLE I - OFFICES

         Section 1. The registered office of the corporation in the State of Delaware shall be at Corporation Service Co.

         The registered agent in charge thereof shall be Corporation Service Co.

         Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                ARTICLE II - SEAL

         Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware".

                      ARTICLE III - STOCKHOLDERS' MEETINGS

         Section 1. Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

         Section 2. Annual Meetings: The annual meeting of the stockholders shall be held on the second Tuesday of July in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 o'clock A.M., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefore, the directors shall cause the meeting to be held as soon thereafter as convenient.

     Section 3. Election of Directors: Elections of the directors of the corporation shall be by written ballot.


          Section 4. Special Meetings: Special meetings of the stockholders may be called at any time by the President, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

          Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

          Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least sixty days before such meeting, unless a greater period of notice is required by statute in a particular case.

          Section 5. Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

          Section 7. Notice of Meetings: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

          Section 8. Consent in Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall he given to those stockholders who have not consented in writing.

          Section 9. List of Stockholders: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


                             ARTICLE IV - DIRECTORS

          Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, five in number. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

          Section 2. Regular Meetings: Regular meetings of the Board shall be held without notice on the second Tuesday of May, August, November & February at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

          Section 3. Special Meetings: Special Meetings of the Board may be called by the President on 2 days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

     Section 4. Quorum: A majority of the total number of directors shall constitute a quorum for the transaction of business.

          Section 5. Consent in Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

          Section 6. Conference Telephone: One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

          Section 7. Compensation: Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

          Section 8. Removal: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.


                              ARTICLE V - OFFICERS

          Section 1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Chairman, one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

     Section 2. Salaries: Salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

          Section 3. Term of Office: The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

          Section 4. President: The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

          Section 5. Secretary: The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

          Section 6. Treasurer: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.


                             ARTICLE VI - VACANCIES

          Section 1. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

          Section 2. Resignations Effective at Future Date: When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.


                         ARTICLE VII - CORPORATE RECORDS

          Section 1. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.


               ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

          Section 1. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the corporate secretary.

          Section 2. Transfers: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefore, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

          Section 3. Lost Certificate: The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 4. Record Date: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

          If no record date is fixed:

                   (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                   (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                   (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                   (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 5. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

          Section 6. Reserves: Before payment of any dividend there may be set. aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                      ARTICLE IX - MISCELLANEOUS PROVISIONS

     Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 2. Fiscal Year: The fiscal year shall begin on the first day of

          Section 3. Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

          Section 4. Waiver of Notice: Whenever any written notice is required by statute, or by the Certificate or the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          Section 5. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, cornmission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

          Section 6. Resignations: Any director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.


                           ARTICLE X - ANNUAL STATMENT

          Section 1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.


                             ARTICLE XI - AMENDMENTS

          Section 1. These By-Laws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

                             SECRETARY'S CERTIFICATE
                                       OF
                               AURA SYSTEMS, INC.,
                             a Delaware corporation

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of Aura Systems, Inc., a Delaware corporation; and

2. That the Board of Directors of Aura Systems, Inc. convened a meeting duly held on July 9, 1997, and a quorum was present at such meeting; and

3. That the resolution attached hereto is a true, complete and correct copy of the resolution duly adopted by unanimous vote of the Board of Directors, and that such resolution has not been modified, and remains in full force and effect as of this date.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 9th day of July, 1997.

                                           /s/
                                          Michael I. Froch


     AMENDMENT OF BYLAWS IN ORDER TO CONDUCT ORDERLY STOCKHOLDER MEETINGS.

WHEREAS, the Corporation's annual meeting of stockholders held in 1997 became disorderly;

WHEREAS, the Board of Directors believes that it is in the best interest of the stockholders of the Corporation to conduct an orderly meeting of its stockholders; and

WHEREAS, in order to conduct orderly stockholder meetings, the Board of Directors now wishes to amend the Corporation's Bylaws;

NOW, THEREFORE, BE IT RESOLVED, that the Bylaws of the Corporation be amended by inserting the following Sections at the end of Article III:

Section 10. Advance Notice of Stockholder Nominees and Resolutions. No nominations for director of the corporation by any person other than the board of directors shall be presented to any meeting of stockholders unless the person making the nomination is a record stockholder and shall have delivered a written notice to the secretary of the corporation no later than the close of business 60 days in advance of the stockholder meeting or 10 days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Such notice shall (i) set forth the name and address of the person advancing such nomination and the nominee, together with such information concerning the person making the nomination and the nominee as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of such nominee, and (ii) shall include the duly executed written consent of such nominee to serve as director if elected.

         No proposal by any person other than the board of directors shall be submitted for the approval of the stockholders at any regular or special meeting of the stockholders of the corporation unless the person advancing such proposal shall have delivered a written notice to the secretary of the corporation no later than the close of business 60 days in advance of the stockholder meeting or 10 days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Such notice shall set forth the name and address of the person advancing the proposal, any material interest of such person in the proposal, and such other information concerning the person making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

Section 11. Conduct of Business. The Chairman of the Board of Directors shall preside at all meetings of stockholders, or at the Chairman's option, the Chairman of the Board of Directors may delegate the authority to preside at any meeting of stockholders to any other director or executive officer of the corporation. The Chairman of the Board or the person authorized by the Chairman of the Board to preside at any stockholder meeting shall determine the order of business and the procedure at the meeting, including, without limitation the regulation of the manner of voting, the conduct of business, and the rules for admission to stockholder meetings.

                             SECRETARY'S CERTIFICATE
                                       OF
                               AURA SYSTEMS, INC.,
                             a Delaware corporation

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of Aura Systems, Inc., a Delaware corporation; and

2. That the Board of Directors of Aura Systems, Inc. convened a meeting duly held on September 17, 1997, and a quorum was present at such meeting; and

3. That the resolution attached hereto is a true, complete and correct copy of the resolution duly adopted by unanimous vote of the Board of Directors, and that such resolution has not been modified, and remains in full force and effect as of this date.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 17th day of September, 1997.

                                              /s/
                                             Michael I. Froch



                  AMENDMENT OF BY-LAWS TO INCREASE BOARD SIZE


         RESOLVED, that the first sentence of Article IV, Section 1, of the By-Laws of the Corporation be amended to read as follows:

         "The business and affairs of this Corporation shall be managed by its Board of Directors, eleven (11) in number."

                            SECRETARY'S CERTIFICATE
                                       OF
                               AURA SYSTEMS, INC.,
                             a Delaware corporation

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of Aura Systems, Inc., a Delaware corporation; and

2. That the Board of Directors of Aura Systems, Inc. convened a meeting duly held on June 25, 1998, and a quorum was present at such meeting; and

3. That the resolution attached hereto is a true, complete and correct copy of the resolution duly adopted by unanimous vote of the Board of Directors, and that such resolution has not been modified, and remains in full force and effect as of this date.

IN WITNESS  WHEREOF,  I have  hereunto  subscribed my name this 25th day of June
1998.

                                                  /s/
                                                 Michael I. Froch



                              AMENDMENT OF BYLAWS.

         RESOLVED, that Article IV of the Bylaws of the Corporation hereby is amended by adding thereto the following new Section 9:

                    "Section 9. Committees. (a) The Board of Directors may designate one or more committees, each to consist of one or more of the directors. The Board of Directors may designate one or more directors as members of any committee and one or more directors as alternate members of any committee, who may replace any absent or disqualified member to any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not qualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may remove any director from membership on any committee at any time, with or without cause. The Board of Directors may fill any vacancy occurring on any committee by reason of death, resignation, disqualification, retirement or removal.

         "(b) Any such committee, to the extent provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management and business affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by this chapter to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

         "(c) Each committee shall (i) fix its own rules of procedure (which shall not be inconsistent with these Bylaws) and (ii) keep regular minutes of its proceedings (which shall be inserted in the corporate minute book) and report the same to the Board of Directors at each meeting thereof.

         "(d) The corporation  hereby elects to be governed by subsection (2) of section 14 1(c) of the General Corporation Law of the State of Delaware."

                             SECRETARY'S CERTIFICATE
                                       OF
                               AURA SYSTEMS, INC.
                             a Delaware corporation

I the undersigned, do hereby certify:

1. That I am the duly elected Secretary of Aura Systems, Inc., a Delaware corporation; and

2. That the Board of Directors of Aura Systems, Inc. convened a meeting duly held on January 23, 2001, and a quorum was present at such meeting; and

3. That the Resolution attached hereto is a true, complete and correct copy of the resolution duly adopted by majority vote of the disinterested members of the Board of Directors, and that such resolution has not been modified, and remains in full force and effect as of this date.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 23rd day January, 2001.

                                                 /s/
                                                MICHAEL I FROCH



          AMENDMENT OF BY-LAWS ESTABLISHING THE OFFICE OF VICE CHAIRMAN

WHEREAS, the Board of Directors believes that it is in the best interest of the Corporation to establish the office of Vice Chairman of the Board of Directors; and

WHEREAS, pursuant thereto, the Board of Directors now wishes to amend the Corporation's By-Laws;

NOW, THEREFORE, BE IT RESOLVED, that the By-Laws of the Corporation be amended by inserting the following Sections to Article 5:

         Section 1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Chairman, Vice Chairman, one or more Vice Presidents and such other officers at it shall deem necessary. Any number of offices may be held by the same person.

         Section 6. Vice Chairman: The Vice Chairman of the Board of Directors shall be a non-employee, independent director of the Board of Directors. He shall have the duty of presiding at all meetings in the absence of the Chairman of the Board. He shall have such other duties as may be prescribed from time to time by unanimous written consent of the Board of Directors.

END OF AMENDMENT                                               JANUARY 23, 2001